                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant             /X/
Filed by a party other than the Registrant           / /

Check the appropriate box:

/ /      Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/      Definitive Proxy Statement
/ /      Definitive Additional Materials
/ /      Soliciting Material Pursuant to 240.14a-11(C) or 240.14a-12

                             PEGASUS SYSTEMS, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/      No fee required
/ /      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

         (1) Title of each class of securities to which transaction applies:

                  -------------------------------------------------------------

         (2)      Aggregate number of securities to which transaction applies:

                  -------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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         (4)      Proposed maximum aggregate value of transaction:

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         (5)      Total fee paid:

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/ /      Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

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         (2)      Form, Schedule or Registration Statement No.:

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

                              PEGASUS SYSTEMS LOGO

                    3811 TURTLE CREEK BOULEVARD, SUITE 1100
                              DALLAS, TEXAS 75219
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 13, 1999
                             ---------------------

To the Stockholders of
PEGASUS SYSTEMS, INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Pegasus Systems, Inc., a Delaware corporation (the "Company"), will be held at the Crescent Hotel, 400 Crescent Court, Dallas, Texas, on Thursday, May 13, 1999, at 10:00 a.m., Dallas, Texas time, for the following purposes:

          1. To elect three Class II directors to hold office for a term of three years or until their respective successors are elected and qualified;

          2. To approve amendments to the Amended 1997 Stock Option Plan that increase the number of shares of common stock reserved for issuance under the plan and limit the maximum number of options which may be granted to an individual during a fiscal year to 500,000 shares; and

          3. To transact such other business as properly may come before the meeting or any adjournment thereof.

     The close of business on March 15, 1999 has been fixed by the Board of Directors as the record date for the Annual Meeting. Only stockholders of record on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof, notwithstanding transfer of any stock on the books of the Company after such record date. The stock transfer books will not be closed.

     A Proxy Statement, form of Proxy and copy of the Annual Report on the Company's operations during the fiscal year ended December 31, 1998 accompany this notice.

     It is important that your shares be represented at the Annual Meeting. If you do not expect to attend in person, please sign and date the form of Proxy and return it in the enclosed envelope. The form of Proxy is enclosed in the mailing envelope in which this Proxy Statement is contained. Stockholders who attend the Annual Meeting may revoke their proxies and vote in person if they desire.

                                            By Order of the Board of Directors

                                            Ric L. Floyd,
                                            Secretary

April 12, 1999

                              PEGASUS SYSTEMS LOGO

                    3811 Turtle Creek Boulevard, Suite 1100
                              Dallas, Texas 75219

                                PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 13, 1999

                            SOLICITATION OF PROXIES

     This Proxy Statement is furnished to stockholders of Pegasus Systems, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors to be voted at the Annual Meeting of Stockholders of the Company to be held at the Crescent Hotel, 400 Crescent Court, Dallas, Texas, on Thursday, May, 13, 1999, at 10:00 a.m., Dallas, Texas time, or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. References herein to the "Company" include Pegasus Systems, Inc. and its predecessors and consolidated subsidiaries, unless the context otherwise requires.

     This Proxy Statement and form of Proxy are being mailed to stockholders on or about April 12, 1999. If the enclosed form of Proxy is executed and returned, it may nevertheless be revoked by the stockholder at any time by filing with the Secretary of the Company a written revocation or a duly executed Proxy bearing a later date. A stockholder who attends the meeting in person may revoke his or her Proxy at that time and vote in person if so desired. All proxies duly signed, dated, and returned will be voted as specified therein, but unless otherwise specified, will be deemed to grant authority to vote:

          (1) FOR the election of the three nominees listed under "Election of Directors" as nominees of the Company for election as directors;

          (2) FOR the amendments to the Amended 1997 Stock Option Plan that increase the number of shares of common stock reserved for issuance under the plan and limit the maximum number of options which may be granted to an individual during a fiscal year to 500,000 shares; and

          (3) at the discretion of the persons named in the enclosed form of Proxy, on any other matter that may properly come before the meeting or any adjournment thereof.

     The enclosed Proxy is solicited by and on behalf of the Board of Directors of the Company. The Company is unaware of any additional matters not set forth in the Notice of Annual Meeting of Stockholders that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting and presented for a vote of the stockholders, the persons named in the Proxy will vote in accordance with their best judgment upon such matters, unless otherwise restricted by law.

     The cost of solicitation of proxies will be borne by the Company. The Company has engaged American Stock Transfer & Trust Company ("ASTT") to solicit proxies from beneficial owners of shares standing in the name of brokers and other nominees. The Company has agreed to pay ASTT an estimated $500 per month for ASTT's fee and the amount of ASTT's expenses for such service. In addition to the use of the mails, proxies may also be solicited by personal interview, facsimile transmission, and telephone by directors, officers, employees, and agents of the Company. The Company will also supply brokers, nominees or other custodians with the numbers of Proxy forms, Proxy Statements, and Annual Reports they may require for forwarding to beneficial owners, and the Company will reimburse such persons for their expense in so doing.

                OUTSTANDING CAPITAL STOCK AND STOCK OWNERSHIP OF
                     DIRECTORS, CERTAIN EXECUTIVE OFFICERS
                           AND PRINCIPAL STOCKHOLDERS

     The record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting has been established by the Board of Directors as the close of business on March 15, 1999. As of the record date, the Company had issued and outstanding and entitled to vote at the Annual Meeting 10,606,160 shares of common stock.

     The following table sets forth information as of March 15, 1999, regarding the beneficial ownership of the Company's common stock (i) by each person or group known by management of the Company to own more than five percent of the outstanding shares of common stock of the Company, (ii) by each of the Company's executive officers named in the Summary Compensation Table under "Executive Compensation and Other Matters", (iii) by each of the Company's directors and nominees, and (iv) by all of its directors and executive officers as a group.

                                                               SHARES BENEFICIALLY
                                                                     OWNED(1)
                                                              ----------------------
NAME                                                           NUMBER        PERCENT
----                                                          ---------      -------
The TCW Group, Inc.(2)......................................  1,304,602       12.3%
FMR Corp.(3)................................................    926,860        8.7
Provident Investment Counsel, Inc.(4).......................    812,736        7.7
J.P. Morgan & Co. Incorporated(5)...........................    746,800        7.0
John F. Davis, III(6).......................................    226,572        2.1
Joseph W. Nicholson(7)......................................     81,250          *
Jerome L. Galant(8).........................................     27,180          *
William S. Lush(9)..........................................     18,285          *
Michael R. Donahue(10)......................................     15,833          *
Michael A. Barnett(11)......................................     41,132          *
Robert B. Collier...........................................      1,600          *
William C. Hammett, Jr.(12).................................      7,765          *
Thomas F. O'Toole(13).......................................      2,000          *
Mark C. Wells(14)...........................................      4,000          *
Bruce W. Wolff(15)..........................................      4,000          *
Directors and executive officers as a group (13
  persons)(16)..............................................    447,658        4.1%

---------------

  *  Less than 1%

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission") and generally includes voting or investment power with respect to securities. Except as indicated by footnote and subject to community property law where applicable, the Company believes, based on information furnished by such persons, that the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Percentage of beneficial ownership is based on 10,606,160 shares of common stock outstanding as of March 15, 1999. In computing an individual's beneficial ownership, the number of shares of common stock subject to options held by that individual that are exercisable as of or within 60 days of March 15, 1999, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the beneficial ownership of any other person.

 (2) Information obtained from a filing with the Commission with an effective date of December 31, 1998. The address of The TCW Group, Inc. is 865 South Figueroa Street, Los Angeles, California 90017.

 (3) Information obtained from a filing with the Commission with an effective date of December 31, 1998. The address of FMR Corporation is 82 Devonshire Street, Boston, Massachusetts 02109.

 (4) Information obtained from a filing with the Commission with an effective date of December 31, 1998. The address of Provident Investment Counsel, Inc. is 300 Northlake Avenue, Pasadena, CA 91101.

 (5) Information obtained from a filing with the Commission with an effective date of December 31, 1998. The address for J.P. Morgan & Co. Incorporated is 60 Wall Street, New York, New York, 10260.

 (6) Includes exercisable options held by Mr. Davis to purchase 200,000 shares of common stock and options exercisable within sixty days of March 15, 1999 to purchase 12,500 shares of common stock.

 (7) Represents exercisable options held by Mr. Nicholson to purchase 75,000 shares of common stock and options exercisable within sixty days of March 15, 1999 to purchase 6,250 shares of common stock.

 (8) Represents exercisable options held by Mr. Galant to purchase 24,020 shares of common stock and options exercisable within sixty days of March 15, 1999 to purchase 3,160 shares of common stock.

 (9) Includes exercisable options held by Mr. Lush to purchase 17,528 shares of common stock and options exercisable within sixty days of March 15, 1999 to purchase 313 shares of common stock.

(10) Represents exercisable options held by Mr. Donahue to purchase 15,833 shares of common stock.

(11) Includes 41,132 shares of common stock held by Lodging Partners-Barnett Joint Venture, a partnership controlled by Mr. Barnett.

(12) Includes exercisable options held by Mr. Hammett to purchase 2,000 shares of common stock and options exercisable within sixty days of March 15, 1999 to purchase 2,000 shares of common stock.

(13) Represents options exercisable within sixty days of March 15, 1999 to purchase 2,000 shares of common stock.

(14) Represents exercisable options held by Mr. Wells to purchase 2,000 shares of common stock and options exercisable within sixty days of March 15, 1999 to purchase 2,000 shares of common stock.

(15) Represents exercisable options held by Mr. Wolff to purchase 2,000 shares of common stock and options exercisable within sixty days of March 15, 1999 to purchase 2,000 shares of common stock.

(16) Includes exercisable options held by Messrs. Davis, Nicholson, Galant, Steven L. Reynolds (Chief Information Officer), Lush, Donahue, Gideon Dean (Vice President, International Operations), Hammett, Wells and Wolff as a group to purchase 352,381 shares of common stock and options exercisable within sixty (60) days of March 15, 1999 to purchase, as a group, 31,192 shares of common stock.

                               QUORUM AND VOTING

     The presence, in person or by proxy, of the holders of a majority of the shares of outstanding common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. The affirmative vote of a plurality of the shares of common stock represented at the meeting and entitled to vote is required for the election of directors. Approval of the amendments to the Amended 1997 Stock Option Plan will require the affirmative vote of a majority of the shares of outstanding common stock represented at the meeting and entitled to vote. A holder of shares of common stock will be entitled to one vote per share of common stock as to each matter properly brought before the meeting. Cumulative voting is not permitted in the election of directors. Abstentions and broker non-votes are each included in the determination of the number of shares present at the meeting for purposes of determining a quorum. Abstentions and broker non-votes have no effect on determinations of plurality, except to the extent that they affect the total votes received by any particular candidate. For any matters requiring approval of a specified percentage of the outstanding shares represented at the Annual Meeting and entitled to vote on such matter, abstentions will have the effect of negative votes but broker non-votes will have no effect since they are not treated as shares entitled to vote on such matter.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

     The Company's Third Amended and Restated Certificate of Incorporation provides for classified directors with staggered terms. The Company currently has authorized nine directors with seven directors holding office. The directors are divided into three classes, and their terms expire as follows: Class I, which consists of Messrs. Hammett and O'Toole, will expire at the Annual Meeting of Stockholders to be held in 2001; Class II, which consists of Messrs. Collier, Wells and Wolff, will expire at the Annual Meeting of Stockholders to be held on May 13, 1999; and Class III, which consists of Messrs. Barnett and Davis, will expire at the Annual Meeting of Stockholders to be held in 2000. At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election and until their successors have been duly elected and qualified, or until their earlier resignation or removal. Vacancies on the Board of Directors or newly created directorships will be filled by a vote of the majority of the directors then in office and any director so chosen will hold office until the next election of the class for which such director was chosen. Mr. Collier, who was elected to serve as a director of the Company on July 7, 1998, has been nominated to serve as a Class II director. Mr. Barnett was elected by the Board of Directors on February 11, 1999 to serve as a Class III director of the Company. Mr. Robert E. Dirks, formerly a Class I director, resigned on June 9, 1998. Mr. I. Malcolm Highet, formerly a Class II director, resigned on June 26, 1998. Messrs. Rockwell A. Schnabel and Paul J. Travers, formerly Class III directors, resigned on July 31, 1998 and July 20, 1998, respectively.

     At the Annual Meeting of Stockholders to be held on May 13, 1999, three directors will be elected as Class II Directors for terms expiring at the Annual Meeting of Stockholders to be held in 2002 and until their respective successors are duly elected and qualified.

     Shares represented by Proxies returned duly executed will be voted, unless otherwise specified, in favor of the three nominees for the Board of Directors named below. The Proxies cannot be voted for more than three nominees. The nominees have indicated that they are able and willing to serve as directors. If any (or all) such persons should be unable to serve, the persons named in the enclosed Proxy will vote the shares covered thereby for such substitute nominee (or nominees) as the Board of Directors may select. Stockholders may withhold authority to vote for any nominee by marking the Proxy as indicated for such purpose on the form of Proxy.

NOMINEES FOR DIRECTORS

     ROBERT B. COLLIER, age 59, has served as a director of the Company since July 1998. Since September 1998, Mr. Collier has served as President of RBC Associates. From January 1997 to September 1998, Mr. Collier held the position of Vice Chairman of Saison Overseas Holdings, a majority shareholder of Inter-Continental Hotels and Resorts ("Inter-Continental"). From January 1994 to January 1997, Mr. Collier served as Joint Managing Director of Inter-Continental.

     MARK C. WELLS, age 49, has served as a director of the Company since September 1996. Since May 1998, Mr. Wells has served as Senior Vice President, Marketing of Choice Hotels International, Inc. From February 1996 to May 1998, Mr. Wells served as Senior Vice President, Franchise Operations for Promus Hotel Corporation ("Promus"). From June 1993 to February 1996, Mr. Wells served as Senior Vice President, Marketing for Promus.

     BRUCE W. WOLFF, age 55, has served as a director of the Company since October 1995. Mr. Wolff has served as Senior Vice President, Distribution, Sales and Marketing for the lodging division of Marriott International, Inc. ("Marriott") since 1998. From 1986 to 1998, Mr. Wolff served as Vice President, Distribution, Sales and Marketing for the lodging division of Marriott.

DIRECTORS CONTINUING IN OFFICE

     MICHAEL A. BARNETT, age 46, has served as a director of the Company since February 1999. Mr. Barnett has served as Chairman of the Board and Chief Executive Officer of Benchmark Bank since 1988. Since 1983, Mr. Barnett has served as President and Chairman of the Board of Barnett Interests, Inc., a diversified real estate management company. Since 1986, Mr. Barnett has served as President and Director of Quinlan Bancshares, Inc., a bank holding company. Since 1984, Mr. Barnett has served as Chairman of the Board of Barnett Lane Investments, Inc., a real estate investment and management company. Mr. Barnett also served as a director of The Hotel Clearing Corporation, a predecessor of the Company, from 1993 to 1996.

     JOHN F. DAVIS, III, age 46, has served as the President and Chief Executive Officer of the Company since February 1989 and as a director of the Company since July 1995. Before joining the Company, Mr. Davis was the founder, President and a director of Advanced Telemarketing Company, a provider of inbound and outbound telemarketing services. He was also one of the founders of 1-800-Flowers, Limited, a company offering quality floral arrangements by telephone.

     WILLIAM C. HAMMETT, JR., age 52, has served as a director of the Company since October 1995 and as Chairman of the Board of Directors since May 1998. From October 1995 to May 1998, Mr. Hammett also served as Vice Chairman of the Board of Directors of the Company. Since July 1998, Mr. Hammett has served as President of Dogwood Creek Food Systems, Inc., a private restaurant management company. From September 1997 to July 1998, Mr. Hammett served as President of DB&K Enterprises, Inc., a private investment company. From August 1996 through September 1997, Mr. Hammett served as Senior Vice President and Chief Financial Officer of La Quinta Inns, Inc. ("La Quinta"). From June 1992 to August 1996, Mr. Hammett served as Senior Vice President, Accounting and Administration of La Quinta.

     THOMAS O'TOOLE, age 41, has served as a director of the Company since May 1998. Since March 1999, Mr. O'Toole has served as Senior Vice President, Marketing for Hyatt Hotels Corporation ("Hyatt"). From July 1995 to March 1999, Mr. O'Toole served as Vice President, Marketing for Hyatt. From March 1993 through June 1995, Mr. O'Toole served as Vice President, Marketing for Renaissance Hotels International (Americas).

MEETINGS AND COMMITTEES OF BOARD OF DIRECTORS

     The Board of Directors held a total of six meetings in 1998. During 1998, each director attended at least seventy-five percent (75%) of all of the meetings held by the Board of Directors and meetings held by committees of the Board on which he served. The Board of Directors has an Audit Committee, consisting of Messrs. Hammett, O'Toole and Wolff and a Compensation Committee, consisting of Messrs. Collier, Hammett and Wells. The Board of Directors has a Nominating Committee consisting of Messrs. Davis, Hammett and O'Toole.

     Audit Committee. The Audit Committee makes recommendations to the Board of Directors regarding the selection of independent auditors, reviews the results and scope of the audit and other accounting related services and reviews and evaluates the Company's internal control functions. The Audit Committee met four times during 1998.

     Compensation Committee. The Compensation Committee makes recommendations to the Board of Directors concerning salaries and incentive compensation for the Company's officers and employees and administers the Company's 1996 Amended Stock Option Plan, 1997 Amended Stock Option Plan and 1997 Amended Employee Stock Purchase Plan. The Compensation Committee met two times during 1998.

     Nominating Committee. The Nominating Committee makes recommendations to the Board of Directors regarding nominees for election to the Company's Board of Directors. The Nominating Committee was formed February 1999 and had no meetings in 1998. The Nominating Committee does not currently consider nominations from stockholders.

                                  PROPOSAL TWO

                               AMENDMENTS TO THE
                         AMENDED 1997 STOCK OPTION PLAN

     The Amended 1997 Stock Option Plan (the "1997 Plan") was adopted by the Board of Directors and stockholders on March 25, 1997 and was amended in accordance with the stockholders' approval at the 1998 Annual Meeting of Stockholders. Under the 1997 Plan, a total of 600,000 shares of common stock have been reserved for issuance upon the exercise of stock options. At February 28, 1999, 537,072 shares of common stock had been allocated for options previously issued under the 1997 Plan, leaving 62,928 shares of common stock available for future grant.

     On March 10, 1999, the Board of Directors adopted two proposed amendments to the 1997 Plan, subject to stockholder approval, and directed that the proposed amendments be considered at the 1999 Annual Meeting. Under one of the amendments, the number of shares of common stock reserved for issuance under the 1997 Plan will be increased from 600,000 to 700,000 shares. Additionally, this amendment provides that the number of shares reserved for issuance under the 1997 Plan would increase, as of the first day of each fiscal year commencing January 1, 2000, by one percent (1%) of the number of shares outstanding as of the date this amendment to the Plan is approved by the stockholders of the Company; provided, however, that the total number of shares reserved for issuance under the Plan, when aggregated with the number of shares reserved for issuance under all other stock option plans sponsored by the Company, shall not exceed fifteen percent (15%) of the number of shares outstanding as of the first day of each fiscal year.

     The Board of Directors believes that the use of long term incentives based on the value of the common stock is helpful in attracting and retaining qualified key executives and other key employees and motivating such personnel to achieve long-range goals through providing compensation opportunities that are competitive with those offered by other corporations similar to the Company. The recommended increase in the number of shares reserved for issuance under the 1997 Plan has been proposed in order to enable the Company to continue to provide stock-based incentives for the foreseeable future.

     The other proposed amendment to the 1997 Plan would limit the maximum number of stock options that may be granted to an individual during any fiscal year to 500,000 shares. This amendment would enable the stock option grants under the 1997 Plan to satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"), as qualified performance based awards. For federal income tax purposes, Section 162(m) limits the Company to a $1,000,000 annual deduction ("Deductible Limit") for compensation paid to each of the Company's five highest paid executive officers ("Named Executive Officers"). If the requirements of Section 162(m) are met, then qualified performance based awards are exempt from this Deductible Limit. Stockholder approval of this amendment is intended to allow the Company to deduct the compensation expense paid upon the exercise of stock options granted under the 1997 Plan without regard to the Deductible Limit.

     If these amendments had been in effect during 1998, the benefits and amounts received by the Company's directors and executive officers under the 1997 Plan would not have been different. On February 26, 1999, the closing price of a share of the Company's common stock was $37.50, as reported on the Nasdaq National Market.

DESCRIPTION OF THE 1997 PLAN

     The following description of the 1997 Plan is qualified in its entirety by reference to the full text of the 1997 Plan, a copy of which is attached as Exhibit "A" to this Proxy Statement in the form as amended pursuant to this proposal.

     Scope. The 1997 Plan is designed to attract and retain qualified and competent personnel for positions of substantial responsibility and to provide additional incentive to employees, consultants and non-employee directors of the Company. Options granted under the 1997 Plan may be Incentive Stock Options or Non-qualified Stock Options, as determined by the Administrator (as hereinafter defined) at the time of grant and subject to the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"). If an option granted under the 1997 Plan expires or becomes unexercisable without having been exercised in full, or is otherwise surrendered, the unpurchased shares may be available for future grants or sale under the 1997 Plan. The 1997 Plan will terminate on March 25, 2007.

     Eligibility. Persons eligible to participate in the 1997 Plan include all employees, consultants and non-employee directors of the Company. As of March 15, 1999, the Company has six non-employee directors and 135 employees. Non-qualified Stock Options may be granted to employees, consultants and non-employee directors. Incentive Stock Options may be granted only to employees. During any fiscal year, not more than 500,000 stock options may be awarded to any one employee, consultant or non-employee director.

     Administration. The 1997 Plan is administered by the Board of Directors or a committee appointed by the Board (the "Administrator"). Currently, the Compensation Committee of the Board is the Administrator. The Administrator has the authority to grant options under the 1997 Plan and to determine the vesting schedule and the exercise price of the options. The Administrator also has full power and authority to construe, interpret and administer the 1997 Plan.

     Option Exercise Price. The exercise price per share for the shares to be issued pursuant to exercise of an option under the 1997 Plan is determined by the Administrator. The 1997 Plan requires that the exercise price per share be at least 100% of the fair market value on the date of grant, with the following limited exceptions. First, Incentive Stock Options awarded to an employee who owns more than 10% of the voting power of all classes of stock of the Company must have an exercise price of at least 110% of the fair market value on the date of grant. Second, awards of Non-qualified Stock Options to non-employee directors of 2,000 shares annually are made with an exercise price of 85% of the fair market value on the date of grant. Third, pursuant to an amendment to the 1997 Plan recently approved by the Board of Directors, Non-qualified Stock Options may be granted for not less than 85% of the fair market value of the common stock on the date of grant if the grant is made to an employee expressly in lieu of a reasonable amount of salary or cash bonus. Also, pursuant to an amendment to the 1997 Plan recently authorized by the Board, the Administrator may not reduce the exercise price of any stock option unless such reduction: (i) affects less than 10% of the shares reserved for issuance under the 1997 Plan;
(ii) is for a legitimate corporate purpose such as retention of one or more key persons; and (iii) is for the purpose of maintaining option value due to extreme circumstances beyond management's control. For amendments to the 1997 Plan approved by the Board, see "Executive Compensation and Other
Matters -- Amendments to Plans by Board of Directors."

     Adjustments, Terminations and Amendment. In the event of any change in the Company's capitalization, including any stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company, appropriate adjustments will be made to the number of shares available under the 1997 Plan as well as the price per share of common stock covered by each outstanding option. Upon the occurrence of an acquisition event ("Acquisition Event") which means (i) certain mergers or consolidations of the Company with or into another corporation; (ii) the sale of substantially all of the assets of the Company; (iii) the complete liquidation of the Company; or (iv) the acquisition by another entity of beneficial ownership of the Company's securities representing 50% or more of the combined voting power of the Company's then outstanding securities, the Board of Directors of the Company may (x) provide that each outstanding option shall be assumed and/or an equivalent option be substituted by the successor corporation or an affiliate thereof; (y) upon written notice to the optionees, provide that all options then unexercised will become exercisable in full as of a specified date prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event; or (z) if holders of common stock will receive a cash payment for each share of common stock surrendered, provide that all outstanding options shall terminate upon consummation of such Acquisition Event, and each optionee shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which the acquisition price multiplied by the number of shares of common stock subject to such outstanding Options (whether or not then exercisable), exceeds the aggregate exercise price of such options. The 1997 Plan may be suspended, terminated, altered or amended in any way by the Board of Directors, provided that, stockholder approval of any plan amendment will be required to the extent necessary and desirable to comply with applicable provisions of the Securities Exchange Act of 1934, as amended (the "Act"), the Code or other legal or regulatory requirements. No suspension, termination, alteration or amendment of the 1997 Plan may alter or impair the rights of any optionee under options previously granted.

     For additional information concerning options granted to or held by executive officers and directors of the Company, see "Executive Compensation and Other Matters."

FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the federal income tax consequences of the 1997 Plan is not comprehensive and is based on current income tax laws, regulations and rulings.

     Incentive Stock Options. An optionee does not recognize income on the grant of an ISO. Subject to the effect of the alternative minimum tax, discussed below, if an optionee exercises an ISO and does not dispose of the shares acquired within two years from the date of the grant of the option nor within one year from the date of exercise, the optionee will not realize any income by reason of the exercise and the Company will be allowed no deduction by reason of the grant or exercise. The optionee's basis in the shares acquired upon exercise will be the amount paid upon exercise. Provided the optionee holds the shares as a capital asset at the time of sale or other disposition of the shares, his gain or loss, if any, recognized on the sale or other disposition will be capital gain or loss. The amount of his gain or loss will be the difference between the amount realized on the disposition of the shares and his basis in the shares.

     If an optionee disposes of the shares within two years from the date of grant of the option or within one year from the date of exercise (an "Early Disposition"), the optionee will realize ordinary income at the time of such Early Disposition which will equal the excess, if any, of the lesser of (i) the amount realized on the Early Disposition, or (ii) the fair market value of the shares on the date of exercise, over the optionee's basis in the shares. The Company will be entitled to a deduction in an amount equal to such income. The excess, if any, of the amount realized on the Early Disposition of such shares over the fair market value of the shares on the date of exercise will be long-term or short-term capital gain, depending upon the holding period of the shares, provided the optionee holds the shares as a capital asset at the time of Early Disposition. If an optionee disposes of such shares for less than his basis in the shares, the difference between the amount realized and his basis will be a long-term or short-term capital loss, depending upon the holding period of the shares, provided the optionee holds the shares as a capital asset at the time of disposition.

     The excess of the fair market value of the shares at the time the ISO is exercised over the exercise price for the shares is an amount included in an optionee's alternative minimum taxable income (the "Stock Option Preference").

     Non-qualified Stock Options. Non-qualified stock options do not qualify for the special tax treatment accorded to ISOs under the Code. Although an optionee does not recognize income at the time of the grant of the option, he recognizes ordinary income upon the exercise of a non-qualified option in an amount equal to the difference between the fair market value of the stock on the date of exercise of the option and the amount of the exercise price.

     As a result of the optionee's exercise of a non-qualified stock option, the Company will be entitled to deduct as compensation an amount equal to the amount included in the optionee's gross income. The Company's deduction will be taken in the Company's taxable year in which the option is exercised.

     The excess of the fair market value of the stock on the date of exercise of a non-qualified stock option over the exercise price is not an item of tax preference.

     Taxation of Preference Items. Section 55 of the Code imposes an alternative minimum tax equal to the excess, if any, of (i) 26% of the optionee's "alternative minimum taxable income" that does not exceed $175,000, plus 28% of his "alternative minimum taxable income" in excess of $175,000, over (ii) his "regular" federal income tax. Alternative minimum taxable income is determined by adding the optionee's Stock Option Preference and any other items of tax preference to the optionee's adjusted gross income and then subtracting certain allowable deductions and an exemption amount. The exemption amount is $33,750 for single taxpayers, $45,000 for married taxpayers filing jointly, and $22,500 for married taxpayers filing separately.

However, these exemption amounts are phased out beginning at certain levels of alternative minimum taxable income.

     Change of Control. If there is an acceleration of the vesting of benefits and/or an acceleration of the exercisability of stock options upon a Change of Control (as defined in the 1997 Plan), all or a portion of the accelerated benefits may constitute "excess parachute payments" under Section 280G of the Code. The employee receiving an excess parachute payment incurs an excise tax of 20% of the amount of the payment in excess of the employee's average annual compensation over the five calendar years preceding the year of the Change of Control, and the Company is not entitled to a deduction for such payment.

VOTE REQUIRED FOR APPROVAL

     The affirmative vote of a majority of the shares of common stock entitled to vote on this proposal and represented in person or by proxy at the Annual Meeting is required for approval.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENTS TO THE 1997 PLAN.

                       EXECUTIVE OFFICERS OF THE COMPANY

     The executive officers of the Company are as follows:

          NAME                                     POSITION
          ----                                     --------
John F. Davis, III......  President, Chief Executive Officer and Director
Joseph W. Nicholson.....  Chief Operating Officer
Jerome L. Galant........  Chief Financial Officer
Steven L. Reynolds......  Chief Information Officer
Michael R. Donahue......  Senior Vice President, Commission Processing Services
Gideon Dean.............  Vice President, International Operations
William S. Lush.........  Vice President, Business Development

     Set forth below is information concerning the business experience of the executive officers of the Company.

     JOSEPH W. NICHOLSON, age 38, has served as the Chief Operating Officer of the Company since September 1998. From September 1989 to September 1998, Mr. Nicholson served as the Chief Information Officer of the Company.

     JEROME L. GALANT, age 49, has served as the Chief Financial Officer of the Company since September 1996. From April 1996 to September 1996, Mr. Galant served as the Chief Financial Officer of Personnel Security & Safety Systems, Inc., a technology development company. From 1990 to February 1996, Mr. Galant served in a variety of positions for The SABRE Group, including Managing Director, Finance.

     STEVEN L. REYNOLDS, age 39, has served as the Chief Information Officer of the Company since September 1998. From April 1996 to September 1998, Mr. Reynolds served as Vice President of Information Technology of the Company. From November 1992 to April 1996, Mr. Reynolds served as Director of Systems Development of the Company.

     MICHAEL R. DONAHUE, age 45, has served as Senior Vice President, Commission Processing Services of the Company since June 1998. From May 1997 to June 1998, Mr. Donahue served as Chief Marketing Officer of the Company. From 1988 to May 1997, Mr. Donahue served as Vice President of Marketing and Development for Lane Hospitality, a hotel management firm.

     GIDEON DEAN, age 34, has served in the Company's London office as Vice President of International Operations since January 1999. From January 1996 to January 1999, Mr. Dean served as the Director of International Sales for the Company. Prior to joining the Company, Mr. Dean served as Regional Director for Europe, the Middle East and Africa for Reed Electronic Travel Marketing from February 1992 to December 1995.

     WILLIAM S. LUSH, age 57, has served as Vice President, Business Development of the Company since May 1995. From 1990 to May 1995, Mr. Lush served as Vice President, Service Development in the travel management services group of American Express Travel Related Services.

     Information concerning the business experience of members of the Company's Board of Directors is provided under the caption "Election of Directors" above.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

EXECUTIVE COMPENSATION

     The following table sets forth for the periods indicated the compensation earned by the Company's Chief Executive Officer and the four other most highly compensated executive officers (collectively, the "Named Executive Officers") whose salary and bonus for the fiscal year ended December 31, 1998 were in excess of $100,000 for services rendered in all capacities to the Company for that year:

                         SUMMARY COMPENSATION TABLE(1)

                                                                                LONG-TERM
                                              ANNUAL COMPENSATION                AWARDS
                                    ----------------------------------------   -----------
                                                                               SECURITIES
                                                             OTHER ANNUAL      UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR    SALARY     BONUS      COMPENSATION(2)     OPTIONS(#)     COMPENSATION(3)
---------------------------  ----   --------   --------   ------------------   -----------   ------------------
John F. Davis, III(4)......  1998   $300,000   $150,000         $8,000            80,000          $10,292
  President and Chief        1997    275,385    175,000          7,917                --            9,397
  Executive Officer          1996    261,708    302,208          7,500           300,000           10,511
Joseph W. Nicholson(4).....  1998   $195,833   $ 68,548         $8,000            40,000          $ 3,191
  Chief Information Officer  1997    175,159     74,750          7,596                --            2,847
                             1996    164,000     56,292          7,500           150,000            3,335
Jerome L. Galant(5)........  1998   $163,625   $ 57,269         $8,000            16,000          $   546
  Chief Financial Officer    1997    147,944     69,167          7,523            16,000               --
                             1996     45,313     14,014          1,889            53,333               --
Michael R. Donahue(6)......  1998   $170,500   $ 34,100         $8,000                --          $   546
  Senior Vice President,     1997    116,135     43,657          4,305            53,333               --
  Commission Processing
  Services
William S. Lush............  1998   $132,267   $ 33,075         $6,613                --          $   462
  Vice President, Business   1997    128,000     41,140          6,229             5,000              438
  Development                1996    115,838     27,000          5,677            46,667              399

---------------

(1) In accordance with the rules of the Commission the compensation described in this table does not include medical, group life insurance or other benefits received by the Named Executive Officers that are available generally to all salaried employees of the Company, and may not include certain perquisites and other personal benefits received by the Named Executive Officers that do not exceed the lesser of $50,000 or ten percent (10%) of any such officer's salary and bonus disclosed in the table.

(2) Reflects matching contributions made by the Company pursuant to its 401(k) Savings Plan.

(3) Includes premiums paid for life insurance policies for the benefit of the Named Executive Officers.

(4) The salaries of Messrs. Davis and Nicholson were paid in accordance with the terms of their respective employment agreements. The bonus of Mr. Davis includes a one-time $200,000 employment agreement-signing bonus paid in 1996. See "-- Employment Agreements."

(5) The 1996 salary of Mr. Galant represents remuneration paid to him from September 1996 to December 1996. Mr. Galant commenced employment with the Company in September 1996.

(6) The 1997 salary of Mr. Donahue represents remuneration paid to him from May 1997 to December 1997. Mr. Donahue commenced employment with the Company in May 1997.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth each grant of stock options made during the fiscal year ended December 31, 1998 to the Named Executive Officers:

                                     NUMBER OF                          EXERCISE                 GRANT DATE
                                     SECURITIES         % OF TOTAL        PRICE                   PRESENT
                                 UNDERLYING OPTIONS   OPTIONS GRANTED      PER      EXPIRATION     VALUE
             NAME                    GRANTED(1)         IN 1998(2)      SHARE(3)     DATE(4)        (5)
             ----                ------------------   ---------------   ---------   ----------   ----------
John F. Davis, III.............        80,000              20.14%        $ 9.50     12/31/06      $436,000
Joseph W. Nicholson............        40,000              10.07%        $ 9.50     12/31/06      $218,000
Jerome L. Galant...............        10,000               2.52%        $ 9.50     12/31/06      $ 54,500
Jerome L. Galant...............         6,000               1.51%        $11.50     12/31/06      $ 39,600

---------------

(1) The options held by Messrs. Davis, Nicholson and Galant vest over a four-year period with twenty-five percent (25%) of the shares vesting after one year and 1/12th of the balance of the shares vesting each quarter for the next 12 quarters. Such options are subject to acceleration upon an Acquisition Event as described under "Amendments to the Amended 1997 Stock Option Plan -- Description of 1997 Plan."

(2) Based on an aggregate of 397,166 shares subject to options granted in 1998.

(3) The exercise prices for the common stock set forth in the table for Messrs. Davis, Nicholson and Galant are based on and equal to the closing price of the common stock as quoted on the Nasdaq National Market on the date of grant as determined by the Compensation Committee of the Board.

(4) Options may terminate before their expiration date upon the death, disability or termination of employment of the optionee.

(5) These values are determined using the Black-Scholes Option Pricing Model. The Black-Scholes Option Pricing Model is one of the methods permitted by the Commission for estimating the present value of options. The Black-Scholes Option Pricing Model is based on assumptions as to certain variables as described below and it is not intended to estimate, and has no direct correlation to, the value of stock options that an individual will actually realize. The actual value of the stock options that a Named Executive Officer may realize, if any, will depend on the excess of the market price on the date of exercise over the exercise price. The values listed above for Messrs. Davis, Nicholson and Galant were based on the following assumptions: volatility -- 72.8%; risk free rate of return -- 4.4%; dividend yield -- 0.0%; and expected life -- 4 years.

AGGREGATE FISCAL YEAR-END OPTION VALUES

     The following table sets forth, for each of the Named Executive Officers, information concerning the number of shares received during 1998 upon exercise of options and the aggregate dollar amount received from such exercise, as well as the number and value of securities underlying unexercised options held on December 31, 1998.

                                                             NUMBER OF SECURITIES          VALUE OF IN-THE-MONEY
                             SHARES                       UNDERLYING OPTIONS AT YEAR            OPTIONS AT
                            ACQUIRED                                END(#)                      YEAR-END(2)
                               ON            VALUE        ---------------------------   ---------------------------
NAME                       EXERCISE(#)    REALIZED(1)     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                       -----------   --------------   -----------   -------------   -----------   -------------
John F. Davis, III.......        --               --        187,500        192,500      $6,373,125     $5,943,675
Joseph W. Nicholson......        --               --         93,750         96,250      $3,186,563     $2,971,938
Jerome L. Galant.........     7,000         $162,805         27,666         49,647      $  676,757     $1,418,602
Michael R. Donahue.......        --               --         19,999         33,334      $  614,969     $1,025,021
William S. Lush..........     3,000         $ 44,310         24,812         23,855      $  797,142     $  742,784

---------------

(1) Based on the difference between the option exercise price and the closing sales price of the Company's common stock as reported on the Nasdaq National Market on the exercise date.

(2) Based on the difference between the option exercise price and the closing sale price of $36.00 of the Company's common stock as reported on the Nasdaq National Market on December 31, 1998, the last trading day prior to the closing of the Company's 1998 fiscal year multiplied by the number of shares underlying the options.

EMPLOYMENT AGREEMENTS

     The Company is a party to employment agreements with each of Messrs. Davis and Nicholson. Each agreement has a term extending through June 25, 2000 and automatically renews for additional one-year terms if neither the Company nor the employee has notified the other party 60 days prior to the date of renewal of its intention to terminate the agreement. The agreements provide that Messrs. Davis and Nicholson will receive base annual salaries of $275,000 and $175,000, respectively, and will be eligible to receive incentive compensation determined by the Compensation Committee of the Board of Directors based on the achievement of performance objectives established by the Compensation Committee from time to time. The base annual salaries are subject to increase annually at the discretion of the Compensation Committee. The agreements also provide that Messrs. Davis and Nicholson will receive options for a total of 300,000 and 150,000 shares of common stock, respectively, at an exercise price of $2.01 per share. These options were granted on June 25, 1996. The options will fully vest no later than June 25, 2000. Each agreement obligates the Company to the extent commercially practicable to maintain life insurance with respect to Messrs. Davis and Nicholson. The Company currently maintains coverage with respect to Mr. Davis in the amount of $2.5 million with the Company as the sole beneficiary and with respect to Mr. Nicholson in the amount of $2 million with the Company as the sole beneficiary.

     Each employment agreement provides that either the Company or the employee has the right to terminate the employment at any time during the term of the agreement with or without cause by delivering written notice of termination to the other 30 days prior to the date of termination. Each agreement provides for a severance payment if the agreement is terminated by the Company without cause. Under such circumstances, Messrs. Davis and Nicholson would receive their base annual salary for a period of 12 months following the date of termination, payable over such 12-month period at such times as executives of the Company receive their regular salary payments; all accrued salary, any benefits under any plans of the Company in which the employee is a participant to the full extent of such employee's rights under such plans and any appropriate out-of-pocket business expense reimbursements; and, vesting of the options granted under the applicable employment agreement shall accelerate so that (i) if termination of employment occurs prior to July 25, 1999, such employee's options shall vest for an additional 75,000 and 37,500 shares of common stock, respectively (in addition to shares vested as of the date of termination), or
(ii) if termination of employment occurs on or after July 25, 1999, such employee's options shall fully vest. If the agreements are terminated voluntarily either by the employee or by the Company with cause, or by reason of death or disability, then Mr. Davis or Mr. Nicholson, as the case may be, or their respective estate will be entitled to payment of all accrued salary, vesting of the options granted through the date of termination only, any further benefits under any plans of the Company in which such person is a participant to the full extent of such person's rights under such plans through the date of termination only, and any appropriate out-of-pocket business expense reimbursements.

     On August 29, 1996, the Company entered into a letter agreement with Jerome
L. Galant, Chief Financial Officer. The agreement provides that Mr. Galant will receive annual base salary of $145,000 (subject to adjustment), plus a bonus of up to thirty percent (30%) of such annual base salary. Pursuant to this agreement, Mr. Galant has been granted options to purchase up to 53,333 shares of common stock at an exercise price of $2.01 per share.

     On April 18, 1997, the Company entered into a letter agreement with Michael
R. Donahue. The agreement provides that Mr. Donahue will receive annual base salary of $165,000 (subject to adjustment), and will be eligible to receive incentive compensation based on the achievement of certain performance objectives. Pursuant to this agreement, Mr. Donahue has been granted options to purchase up to 53,333 shares of common stock at an exercise price of $5.25 per share. These options will vest over four years. In addition, under certain circumstances Mr. Donahue will receive a severance payment equal to (i) six-months base salary if the employment terminates after 12 months; (ii) nine-months base salary if employment terminates after 24 months; and (iii) twelve-months base salary if employment terminates after 36 months.

COMPENSATION OF DIRECTORS

     Directors currently do not receive any cash compensation from the Company for their service as members of the Board of Directors, although they are reimbursed for all reasonable expenses incurred in connection with the performance of their duties as directors of the Company. Under the 1997 Plan, upon the election or re-election of directors to the Board of Directors, and on the date of each Annual Meeting held during a director's multi-year term, each non-employee director is granted options for 2,000 shares of common stock with an option price of eighty-five (85%) of the closing price at the end of the business day immediately preceding the date of grant and such options vest 12 months following such grant. If a director's service terminates six (6) months or more following the date of grant, the grant will be partially vested as follows: 50% following six (6) months of service and an additional 8.33% for each additional completed month of service as a director following the date of grant.

AMENDMENTS TO PLANS BY BOARD OF DIRECTORS

     The Board of Directors has approved certain amendments to the 1997 Plan and the Company's 1996 Stock Option Plan (the "1996 Plan") which do not require stockholder approval. Under these amendments, the 1996 Plan and the 1997 Plan each require Non-qualified Stock Options to be granted at not less than the fair market value of the common stock on the date of grant except that grants may be made at not less than 85% of the fair market value for Non-qualified Stock Options granted to an employee expressly in lieu of a reasonable amount of salary or cash bonus. The 1996 Plan and the 1997 Plan each also prohibit the plan administrator from reducing the exercise price of any stock option unless such reduction: (i) affects less than 10% of the shares reserved for issuance under the plan, (ii) is for a legitimate corporate purpose such as retention of one or more key persons; and (iii) is for the purpose of maintaining option value due to extreme circumstances beyond management's control.

     The Board of Directors has also approved certain amendments to the Company's Employee Stock Purchase Plan (the "Purchase Plan"). Under these amendments, the Company may permit employees to make, subject to certain limitations, lump sum contributions by check payable to the Company in addition to electing to participate by means of payroll deduction. Also, during the first 90 days of each Purchase Plan year, employees are allowed to make one change (either to increase or decrease) in the amount of their payroll deductions. In addition, any accumulated payroll deductions and other contributions that would have been used to purchase fractional shares are retained in the account for the subsequent Purchase Plan year unless the participant does not participate in the subsequent year, and in such event, the balance is refunded to the participant.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Act requires that the Company's executive officers and directors, and beneficial owners of more than ten percent (10%) of any class of equity security registered pursuant to the Act, make certain filings with the Commission and the Company. The Company believes, based on information provided to the Company by the reporting persons, that during 1998, all directors, officers and ten percent (10%) beneficial owners timely complied with such filing requirements.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1998, Messrs. Collier, Hammett and Wells served on the Company's Compensation Committee. None of these individuals was at any time, during 1998, or at any other time, an officer or employee of the Company. There were no "interlocks" with any other company within the meaning of the Act.

CERTAIN TRANSACTIONS

     Mr. Wells is a director of the Company and is associated with Choice Hotels International ("Choice"). In 1998, the Company received from Choice or its affiliates as remuneration for services $416,971.

     Mr. Wolff is a director of the Company and is associated with Marriott International, Inc. ("Marriott"). In 1998, the Company received from Marriott or its affiliates as remuneration for services $253,571 and paid Marriott or its affiliates as remuneration for services $1,126,367.

     Mr. O'Toole is a director of the Company and is associated with Hyatt Hotels Corporation ("Hyatt"). In 1998, the Company received from Hyatt or its affiliates as remuneration for services $566,053.

                        REPORT ON EXECUTIVE COMPENSATION

     Decisions on compensation of the Company's executive officers generally are made by the three-member Compensation Committee of the Board. Each member of the Compensation Committee is a non-employee director. All decisions by the Compensation Committee relating to compensation of the Company's executive officers are reviewed by the Board. Decisions with respect to awards under certain of the Company's employee benefit plans are made solely by the Compensation Committee in order for such awards to satisfy applicable legal and regulatory considerations. Set forth below is a report prepared by Messrs. Collier, Hammett and Wells in their capacity as all of the members the Compensation Committee addressing the Company's compensation policies for 1998 as they affected the Company's executive officers, including the Company's Chief Executive Officer, Mr. Davis.

     The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual and long-term performance goals, reward above average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. Targeted levels of total executive compensation are generally set at levels that the Compensation Committee believes to be consistent with others in the Company's industry, although actual compensation levels in any particular year may be above or below those of the Company's competitors, depending upon the Company's performance.

     The Compensation Committee endorses the position that stock ownership by management and performance based compensation arrangements are beneficial in aligning management's and stockholders' interests in enhancing the value of the Company's common stock.

     In addition to stock-based awards in the form of option grants, there are two components of the Company's non-stock-based compensation program. First, annual base salary which is believed to be consistent with similar positions in the industry and in many cases is paid in accordance with the executive officer's employment agreement. Secondly, each executive officer is eligible to be awarded an annual bonus equal to a percentage of annual salary based upon meeting and exceeding established financial and other corporate goals set by the Compensation Committee. An executive's bonus increases to the extent the established goals are exceeded up to a maximum bonus amount per year. The Compensation Committee believes these principal components of the Company's compensation plan are commensurate with others in the industry.

1998 CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Davis' compensation for 1998 as Chief Executive Officer of the Company principally consisted of a base salary and bonus. Mr. Davis' base salary for 1998 was established by the Compensation Committee based upon factors pursuant to an employment agreement and described in "Executive Compensation and Other Matters." The bonus paid to Mr. Davis in 1998 was determined considering the terms of his employment agreement and utilizing the factors discussed above relating to executive officers in general. On October 13, 1998, Mr. Davis received a grant from the 1997 Plan of 80,000 shares of common stock at an option price equal to the closing price on October 12, 1998. Mr. Davis received other compensation in fiscal 1998 comprised of the Company's matching contributions under its 401(k) Plan and the payment of certain life insurance premiums. Mr. Davis does not participate in the Compensation Committee's decision regarding his compensation.

LIMIT ON THE DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     In 1993, Congress amended the Internal Revenue Code to add Section 162(m). This Section of the Internal Revenue Code limits the deductibility of compensation paid to specified executive officers to $1,000,000 per officer in any one year. Compensation which qualifies as performance based compensation does not have to be taken into account for the purposes of this limitation. As discussed in Proposal Two of this Proxy Statement, the Company is attempting to obtain stockholder approval of an amendment to the 1997 Plan to allow the Company to deduct the compensation expense paid upon the exercise of stock options granted under the 1997 Plan even if the compensation paid to any of the Named Executive Officers exceeds the Deductible Limit. The Compensation Committee intends to recommend further action in connection with the Company's other benefit plans and salary and bonus policies to address this issue if and when circumstances require.

                                            Submitted by the Compensation
                                            Committee
                                            of the Board of Directors

                                            Robert B. Collier
                                            William C. Hammett, Jr.
                                            Mark C. Wells

                               PERFORMANCE GRAPH

     The following graph compares the annual cumulative total stockholder return on an investment of $100 on August 7, 1997 (the date of the Company's initial public offering) in the Company's common stock, based on the market price of the common stock, with the cumulative total return of a similar investment in companies on the Russell 2000 Composite Stock Market Index and in a group of peer companies selected by the Company on a line-of-business basis and weighted for market capitalization. Peer companies included are PMT Services, Inc., QuickResponse Services, Inc., Transaction Network Services, Inc., ENVOY Corporation, National Processing, Inc. and E Trade Group, Inc. The Company is also included in the calculations of peer group cumulative total stockholder return on investment.

                COMPARISON OF 17 MONTH CUMULATIVE TOTAL RETURN*
              AMONG PEGASUS SYSTEMS, INC., THE RUSSELL 2000 INDEX
                                AND A PEER GROUP

               MEASUREMENT PERIOD                     PEGASUS
             (FISCAL YEAR COVERED)                 SYSTEMS, INC.       PEER GROUP       RUSSELL 2000
8/07/97                                                     100.00            100.00            100.00
12/31/97                                                    114.42             90.69            106.10
12/31/98                                                    276.92            143.57            105.40

*$100 INVESTED ON 8/7/97 IN STOCK AND ON 7/31/97 IN INDEX -- INCLUDING REINVESTMENT OF DIVIDENDS.

                           ANNUAL REPORT ON FORM 10-K

     UPON WRITTEN REQUEST OF ANY BENEFICIAL STOCKHOLDER OR STOCKHOLDER OF RECORD, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998 (INCLUDING THE EXHIBITS, FINANCIAL STATEMENTS, AND THE SCHEDULES THERETO) REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13A-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934, MAY BE OBTAINED, WITHOUT CHARGE, FROM RIC L. FLOYD, SECRETARY, 3811 TURTLE CREEK BOULEVARD, SUITE 1100, DALLAS, TEXAS 75219; FACSIMILE (214) 528-5675.

                            INDEPENDENT ACCOUNTANTS

     PricewaterhouseCoopers, LLP, independent accountants, served as independent accountants for the Company for the fiscal year ended December 31, 1998, and are expected to serve in such capacity for the current fiscal year. Representatives of PricewaterhouseCoopers, LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions presented at the Annual Meeting.

     In January 1997, the Company advised Belew Averitt LLP ("Belew Averitt") that it would not longer retain the firm as independent accountants. The reports of Belew Averitt on the Company, formerly The Hotel Industry Switch Company and The Hotel Clearing Corporation for previous years (1993, 1994 and 1995) did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was precipitated by the Company's plan to complete a public offering in 1997 and was approved by the Board of Directors on January 7, 1997. During the periods audited by Belew Averitt and through January 7, 1997, there were no disagreements with Belew Averitt on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Belew Averitt, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. PricewaterhouseCoopers LLP was engaged by the Company as its independent accountants on January 7, 1997.

                             STOCKHOLDER PROPOSALS

     Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, stockholder proposals to be presented at the 2000 Annual Meeting of Stockholders ("2000 Annual Meeting"), for inclusion in the Company's Proxy Statement and form of Proxy relating to that meeting, must be received by the Company at its offices in Dallas, Texas, addressed to the Secretary of the Company, not later than November 24, 1999. With respect to any stockholder proposal submitted outside of Rule 14a-8, persons acting as proxies shall have discretionary authority to vote against any such proposal presented at the 2000 Annual Meeting unless notice is received by the Company not later than February 7, 2000 that such proposal is to be presented at the 2000 Annual Meeting and certain other requirements are met. Such proposals must comply with applicable Delaware law, the Bylaws of the Company and the requirements of Regulation 14A of the Act.

                                 OTHER MATTERS

     At the date of this Proxy Statement, management was not aware that any matters not referred to in this Proxy Statement would be presented for action at the meeting. If any other matters should come before the meeting, the persons named in the accompanying form of Proxy will have discretionary authority to vote all proxies in accordance with their best judgment, unless otherwise restricted by law.

                                            By Order of the Board of Directors

                                            RIC L. FLOYD,
                                            Secretary

Dated: April 12, 1999

                                   APPENDIX A

                       THE 1997 AMENDED STOCK OPTION PLAN

     1. Purposes of the Plan. The purposes of this Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants of the Company and any Parent or Subsidiary, to compensate Non-Employee Directors of the Company and to promote the success of the Company's business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant of an option and subject to the applicable provisions of Section 422 of the Code and the regulations promulgated thereunder.

     2. Definitions. As used herein, the following definitions shall apply:

          (a) "Administrator" means the Board or the Compensation Committee appointed by the Board.

          (b) "Board" means the Board of Directors of the Company.

          (c) "Code" means the Internal Revenue Code of 1986, as amended.

          (d) "Committee" means the Compensation Committee appointed by the Board of Directors.

          (e) "Common Stock" means the Common Stock of the Company.

          (f) "Company" means Pegasus Systems, Inc.

          (g) "Consultant" means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services and is compensated for such services.

          (h) "Continuous Status as an Employee or Consultant" means that the employment or consulting relationship with the Company, any Parent or Subsidiary is not interrupted or terminated. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of
     (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract, including Company policies. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

          (i) "Disability" means total and permanent disability as defined in
     Section 22(e)(3) of the Code.

          (j) "Employee" means any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

          (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (l) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

             (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

             (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination; or

             (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

          (m) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

          (n) "Non-Employee Director" means any person who is a member of the Board who is not an Employee.

          (o) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

          (p) "Option" means a stock option granted pursuant to the Plan.

          (q) "Optioned Stock" means the Common Stock subject to an Option.

          (r) "Optionee" means an Employee, Consultant or Non-Employee Director who receives an Option.

          (s) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (t) "Permitted Transferee" means a member of a holder's immediate family, trusts for the benefit of such immediate family members, and partnerships in which the holder and such immediate family members are the only partners, provided that no consideration is provided for the transfer.

          (u) "Plan" means this 1997 Amended Stock Option Plan.

          (v) "Section 16(b)" means Section 16(b) of the Securities Exchange Act of 1934, as amended.

          (w) "Share" means a share of the Common Stock, as adjusted in accordance with Section 13 below.

          (x) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 700,000 shares, increased, as of the first day of each fiscal year commencing January 1, 2000, by one percent (1%) of the number of Shares outstanding as of the date that the amendment to the Plan providing for such increase is approved by the stockholders of the Company; provided, however, that the total number of Shares available under the Plan, when aggregated with all other stock option plans sponsored by the Company, shall not exceed fifteen percent (15%) of the number of Shares outstanding as of the first day of each fiscal year. The maximum number of Shares with respect to which Options may be awarded under the Plan during any fiscal year to any Employee shall be 500,000. The Shares may be authorized, but unissued, or reacquired Common Stock.

     If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an option exchange program authorized by the Administrator, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested Shares are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

     4. Administration of the Plan.

     (a) Plan Procedure. With respect to Option grants awarded to Employees, Consultants or Non-Employee Directors, the Plan shall be administered by (A) the Board or (B) the Compensation Committee designated by the Board, which committee shall be constituted to satisfy the legal requirements, if any, relating to the administration of incentive stock option plans of state corporate and securities laws, of the

Code, and of any stock exchange or national market system upon which the Common Stock is then listed or traded (the "Applicable Laws"). Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws.

     (b) Powers of the Administrator. Subject to the provisions of the Plan and approval of any relevant authorities, including the approval, if required, of any stock exchange or national market system upon which the Common Stock is then listed, the Administrator shall have the authority, in its discretion:

          (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(l) of the Plan;

          (ii) to select the Consultants and Employees to whom Options may from time to time be granted hereunder;

          (iii) to determine whether and to what extent Options are granted hereunder;

          (iv) to determine the number of shares of Common Stock to be covered by each such award granted hereunder;

          (v) to approve forms of agreement for use under the Plan;

          (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions may include, but are not limited to, the exercise price, the time or times when Options may be exercised, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

          (vii) to determine whether and under what circumstances an Option may be settled in cash under Section 10(e) instead of Common Stock;

          (viii) to reduce the exercise price of any Option to the then current Fair Market Value only in the event the reduction of the exercise price (i) effects less than ten percent (10%) of the Shares authorized for grant under the Plan, (ii) is for a legitimate corporate purpose such as retention of one or more key persons and (iii) is for the purpose of maintaining option value due to extreme circumstances beyond management's control;

          (ix) to provide for the early exercise of Options for the purchase of unvested Shares, subject to such terms and conditions as the Administrator may determine; and

          (x) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan.

     (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options.

     5. Eligibility.

     (a) Nonstatutory Stock Options may be granted to Employees, Consultants and Non-Employee Directors. Incentive Stock Options may be granted only to Employees. An Employee, Consultant or Non-Employee Director who has been granted an Option may, if otherwise eligible, be granted additional Options.

     (b) Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options.

     For purposes of this Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

     (c) The Plan shall not confer upon any Optionee any right with respect to the continuation of the Optionee's employment or consulting relationship with the Company, nor shall it interfere in any way with the Optionee's right or the Company's right to terminate the Optionee's employment or consulting relationship at any time, with or without cause.

     6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company, as described in Section 15 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 15 of the Plan.

     7. Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided, however, that the term shall be no more than ten
(10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

     8. Option Exercise Price and Consideration.

     (a) The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

          (i) In the case of an Incentive Stock Option

             (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

             (B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

          (ii) In the case of a Nonstatutory Stock Option, the per share exercise price shall be determined by the Administrator but shall not, except as otherwise provided in Section 9, be less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant; provided, however, that a per share exercise price of no less than eighty-five percent (85%) of the Fair Market Value per Share on the date of grant shall be permitted for a Nonstatutory Stock Option expressly awarded to an Employee in lieu of a reasonable amount of salary or cash bonus.

     (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (1) cash, (2) check, (3) promissory note, (4) other Shares which (x) in the case of Shares acquired upon exercise of an Option have been owned by the Optionee for more than six months on the date of surrender and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (5) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or (6) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

     9. Grants to Non-Employee Directors. Notwithstanding any other provision of the Plan, each Non-Employee Director shall, on each date of election or re-election as a Board member be granted a Nonstatutory

Stock Option for two thousand (2,000) Shares of Common Stock of the Company at an exercise price equal to eighty five percent (85%) of the Fair Market Value of the Shares at the end of the business day immediately preceding the date of election or re-election of the Non-Employee Director. Additionally, each Non-Employee Director serving more than a one (1) year term shall, on the date of each annual meeting of the Company's stockholders preceding each additional year of office, be granted an additional Nonstatutory Stock Option for two thousand (2,000) Shares of Common Stock of the Company at an exercise price equal to eighty five percent (85%) of the Fair Market Value of the Shares at the end of the business day immediately preceding the date of each meeting. Each such Option shall become fully vested on the date the director completes one year of service as a director following the date of grant. If a director's service terminates six (6) months or more following the date of grant, then the Option shall be partially vested upon termination, as follows: 50% following six
(6) months of service, and an additional 8.33% for each additional completed month of service as a director following the date of grant. Each Non-Employee Director Option shall have a term of three (3) years. Expiration of a Non-Employee Director's term of office shall not affect a Non-Employee Director's right to exercise its Option to the extent such Option is or becomes vested at or prior to the expiration of the Director's term.

     10. Exercise of Option.

     (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

     An Option may not be exercised for a fraction of a Share.

     An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 8(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in
Section 13 of the Plan.

     Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

     (b) Termination of Employment or Consulting Relationship. Upon termination of an Optionee's Continuous Status as an Employee or Consultant, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option, but only within such period of time as is specified in the Notice of Grant, and only to the extent that the Optionee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). In the absence of a specified time in the Notice of Grant, the Option shall remain exercisable for three (3) months following the Optionee's termination. In the case of an Incentive Stock Option, such period of time for exercise shall not exceed three (3) months from the date of termination. If, on the date of termination, the Optionee is not entitled to exercise the Optionee's entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     Notwithstanding the above, in the event of an Optionee's change in status from Consultant to Employee or Employee to Consultant, an Optionee's Continuous Status as an Employee or Consultant shall not automatically terminate solely as a result of such change in status. However, in such event, an Incentive Stock

Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option three months and one day following such change of status.

     The provisions of this Section 10(b) shall not be applicable to Non-Employee Directors.

     (c) Disability of Optionee. In the event of termination of an Optionee's Continuous Status as an Employee or Consultant as a result of his or her Disability, the Optionee may, but only within twelve (12) months from the date of such termination (and in no event later than the expiration date of the term of his or her Option as set forth in the Option Agreement), exercise the Option to the extent the Optionee was otherwise entitled to exercise it on the date of such termination. To the extent that the Optionee is not entitled to exercise the Option on the date of termination, or if the Optionee does not exercise the Option to the extent so entitled within the time specified herein, the Option shall terminate, and the Shares covered by the Option shall revert to the Plan.

     (d) Death of Optionee. In the event of the death of an Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who has acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Optionee's estate or a person who acquires the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     (e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

     (f) Rule 16b-3. Options granted to persons subject to Section 16(b) of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

     11. Stock Withholding to Satisfy Withholding Tax Obligations. At the discretion of the Administrator, Optionees may satisfy withholding obligations as provided in this Section 11. When an Optionee incurs tax liability in connection with an Option which tax liability is subject to tax withholding under applicable tax laws, and the Optionee is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Optionee may satisfy the withholding tax obligation by electing to have the Company withhold from the Shares to be issued upon exercise of the Option that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date").

     All elections by an Optionee to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

          (a) the election must be made on or prior to the applicable Tax Date;

          (b) once made, the election shall be irrevocable as to the particular Shares of the Option as to which the election is made;

          (c) all elections shall be subject to the consent or disapproval of the Administrator.

     In the event the election to have Shares withheld is made by an Optionee and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Optionee shall receive the full number of Shares with respect to which the Option is exercised but such Optionee shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

     12. Transferability of Options and Rights. Incentive Stock Options granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as
amended, or the rules thereunder. Incentive Stock Options shall be exercisable during the lifetime of the Employee only by the Employee or by the Employee's guardian or legal representative (unless such exercise would disqualify it as an Incentive Stock Option). Unless the Administrator otherwise provides in an agreement regarding the award of non-qualified stock options or rights (not granted in connection with an Incentive Stock Option), non-qualified stock options or rights (not granted in connection with Incentive Stock Options) may be transferred by the holder to Permitted Transferees, provided that there cannot be any consideration for the transfer.

     13. Adjustments Upon Changes in Capitalization or Merger.

     (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

     (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

     (c) Acquisition Events

     (1) Consequences of Acquisition Events. Upon the occurrence of an Acquisition Event (as defined below), or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall take any one or more of the following actions with respect to then outstanding Options: (i) provide that outstanding Options shall be assumed or equivalent Options shall be substituted by the acquiring or succeeding entity (or an affiliate thereof), provided that any such Options substituted for Incentive Stock Options shall satisfy, in the determination of the Board, the requirements of Section 422(a) of the Code; (ii) upon written notice to the Optionees, provide that all then unexercised Options will become exercisable in full as of a specified date (the "Acceleration Date") prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Optionees between the Acceleration Date and the consummation of the Acquisition Event or (iii) in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price") provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and each Optionee shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

     An "Acquisition Event" shall mean: (a) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 60% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (b) any sale of all or substantially all of the assets of the Company; (c) the complete liquidation of the Company; or (d) the acquisition of "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities (other than through a merger or consolidation or an acquisition of securities directly from the Company) by any "person", as such term is used in Sections 13 (d) and 14 (d) of the Exchange Act other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any entity owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.

     (2) Assumption of Options Upon Certain Events. The Board may grant options under the Plan in substitution for stock and stock-based awards held by employees of another entity who become Employees as a result of a merger or consolidation of the employing entity with the Company or the acquisition by the Company of property or stock of the employing entity. The substitute options shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

     14. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

     15. Amendment and Termination of the Plan.

     (a) Amendment and Termination. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with Section 422 of the Code (or any other applicable law or regulation, including the requirements of any stock exchange or national market system upon which the Common Stock is then listed), the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

     (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted, and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

     16. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or national market system upon which the Common Stock is then listed or traded, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     17. Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     18. Agreements. Options shall be evidenced by written agreements in such form as the Administrator shall approve from time to time.

     19. Stockholder Approval. Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under applicable state and federal law and the rules of any stock exchange or national market system upon which the Common Stock is then listed or traded.

                                     PROXY

               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                       DIRECTORS OF PEGASUS SYSTEMS, INC.

         The undersigned hereby appoints John F. Davis, III, Jerome L. Galant and Ric L. Floyd or any one of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated hereon and on the reverse side, all of the shares of common stock of Pegasus Systems, Inc., held of record by the undersigned on March 15, 1999, at the Annual Meeting of Stockholders to be held on May 13, 1999, or any adjournment thereof.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEES AND THE PROPOSALS LISTED HEREON. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES AND THE PROPOSALS.

PLEASE MARK YOUR VOTES AS INDICATED IN THIS EXAMPLE  [X]

1.   To Elect Three Class II Directors:

     [ ]  FOR all nominees listed below      [ ]  WITHHOLD AUTHORITY to vote
          (except as marked to the contrary)      for all nominees listed below


INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW:

                Robert B. Collier, Mark C. Wells, Bruce W. Wolff

2. To approve amendments to the 1997 Amended Stock Option Plan.

     [ ]  FOR                    [ ]  AGAINST                  [ ]  ABSTAIN


3. In their discretion to vote upon such other business as may properly come before the meeting.



                                            DATED:                     , 1999
                                                   --------------------

                                            -----------------------------------
                                            (Signature of Stockholder)


                                            -----------------------------------
                                            (Signature if Held Jointly)

                                            PLEASE SIGN EXACTLY AS NAME APPEARS
                                            HEREON. WHEN SHARES ARE HELD BY
                                            JOINT TENANTS BOTH SHOULD SIGN.
                                            WHEN SIGNING AS ATTORNEY, EXECUTOR,
                                            ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                            PLEASE GIVE FULL TITLE AS SUCH. IF
                                            A CORPORATION, PLEASE SIGN FULL
                                            CORPORATE NAME BY PRESIDENT OR
                                            OTHER AUTHORIZED OFFICER. IF A
                                            PARTNERSHIP, PLEASE SIGN IN
                                            PARTNERSHIP NAME BY AUTHORIZED
                                            PERSON.